Exhibit 99.3

Summary of 2006 Base Salaries

Executive Officer	Title	Base Salary
Gregory L. Summe	Chairman of the Board, Chief Executive Officer and President	$1,000,000
Robert F. Friel	Vice Chairman and President of Life and Analytical Sciences	$550,000
Richard F. Walsh	Senior Vice President, Human Resources	$375,000
John R. Roush	Senior Vice President and President of Optoelectronics	$350,000
Jeffrey D. Capello	Senior Vice President and Chief Financial Officer	$380,000
Katherine O’Hara	Senior Vice President and General Counsel	$375,000	†

†	Effective May 1, 2006.